Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-184035) pertaining to the 2012 Long Term Incentive Plan Sunoco LP, and

Registration Statement (Form S-3 No. 333-192335) of Sunoco LP, as amended

Registration Statement (Form S-3 No. 333-203965) of Sunoco LP

of our report dated February 25, 2016 with respect to the consolidated financial statements of Sunoco LP included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Houston, Texas

February 25, 2016